Calculation of Filing Fee Tables
S-3
KEYCORP /NEW/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Shares, par value $1.00	415(a)(6)	158,723,874		$ 3,295,107,624.24			S-3	333-272573	06/09/2023	$ 455,054.36
			Total Offering Amounts:				$ 3,295,107,624.24		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This Registration Statement on Form S-3 (this "Registration Statement") of KeyCorp (the "Registrant") shall also cover such an indeterminate number of additional common shares, as may hereafter be offered or issued as a result of any stock splits, stock dividends, recapitalizations or similar transactions. (2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement consist of 158,723,874 common shares (the "Unsold Securities") that may be sold by the selling shareholder. The Unsold Securities were previously registered for sale pursuant to the Registration Statement on Form S-3ASR (File No. 333-272573), originally filed with the Securities and Exchange Commission (the "SEC") on June 9, 2023 (the "Prior Registration Statement"), as supplemented by the prospectus supplement filed pursuant to Rule 424(b)(7) on December 23, 2025 (the "Prior Prospectus Supplement"). The Registrant previously paid filing fees for the Unsold Securities in an aggregate amount of $455,054.36. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Prospectus Supplement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date